Exhibit 21.1

THE BANK OF NEW YORK MELLON CORPORATION
PRIMARY SUBSIDIARIES
DEC. 31, 2016

The following are primary subsidiaries of The Bank of New York Mellon Corporation as of Dec. 31, 2016 and the states or jurisdictions in which they are organized. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of Dec. 31, 2016, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934, as amended.

•	BNY Capital Funding LLC – State of Organization: Delaware

•	BNY Capital Markets Holdings, Inc. – State of Incorporation: New York

•	BNY Capital Resources Corporation – State of Incorporation: New York

•	BNY International Financing Corporation – Incorporation: United States

•	BNY Mellon Capital Markets, LLC – State of Organization: Delaware

•	BNY Mellon Fund Managers Limited – Incorporation: England

•	BNY Mellon Global Management Limited – Incorporation: Ireland

•	BNY Mellon International Asset Management Group Limited – Incorporation: England

•	BNY Mellon International Asset Management (Holdings) Limited – Incorporation: England and Wales

•	BNY Mellon International Asset Management (Holdings) No. 1 Limited – Incorporation: England and Wales

•	BNY Mellon Investment Management Cayman Ltd. – Incorporation: Cayman Islands

•	BNY Mellon Investment Management EMEA Limited – Incorporation: England

•	BNY Mellon Investment Management Europe Holdings Limited – Incorporation: England

•	BNY Mellon Investment Management (Europe) Limited – Incorporation: England

•	BNY Mellon Investment Management (Jersey) Limited – Incorporation: Jersey

•	BNY Mellon Investment Servicing (US) Inc. – State of Incorporation: Massachusetts

•	BNY Mellon, National Association – Incorporation: United States

•	BNY Mellon Securities Services (Ireland) Limited – Incorporation: Ireland

•	BNY Mellon Trust Company (Ireland) Limited – Incorporation: Ireland

•	BNYM GIS Funding I LLC – State of Organization: Delaware

•	BNYM GIS Funding III LLC – State of Organization: Delaware

•	BNYM GIS (UK) Funding II LLC – State of Organization: Delaware

•	Insight Investment Funds Management Limited – Incorporation: England

•	Insight Investment Management (Global) Limited – Incorporation: England

•	Insight Investment Management Limited – Incorporation: England

•	MAM (MA) Holding Trust – State of Incorporation: Massachusetts

•	MBC Investments Corporation – State of Incorporation: Delaware

•	Mellon Canada Holding Company – Incorporation: Canada

•	Mellon Overseas Investment Corporation – Incorporation: United States

•	Pershing Group LLC – State of Organization: Delaware

•	Pershing Holdings (UK) Limited – Incorporation: England

•	Pershing Limited – Incorporation: England

•	Pershing LLC – State of Organization: Delaware

•	Pershing Securities Limited – Incorporation: England

•	Standish Mellon Asset Management Company LLC – State of Organization: Delaware

•	The Bank of New York Mellon – State of Organization: New York

•	The Bank of New York Mellon (International) Limited – Incorporation: England

•	The Bank of New York Mellon (Luxembourg) S.A. – Incorporation: Luxembourg

•	The Bank of New York Mellon SA/NV – Incorporation: Belgium

•	The Dreyfus Corporation – State of Incorporation: New York

•	Walter Scott & Partners Limited – Incorporation: Scotland